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                                                                     EXHIBIT 2.2

                        FIRST AMENDMENT TO AGREEMENT AND
                       PLAN OF REORGANIZATION AND MERGER

     THIS FIRST AMENDMENT (the "Amendment") to that Agreement and Plan of Reorganization and Merger (the "Agreement") entered into as of the 31st day of January, 1995 by and among California Microwave, Inc., a Delaware corporation ("CMI"), CMI Acquisition Corporation, a Texas corporation ("Acquisition Corp."), and Microwave Networks Incorporated, a Texas corporation (the "Company"), is entered into as of the 28th day of April, 1995.

                                   RECITALS:

     WHEREAS, CMI, Acquisition Corp. and the Company have previously entered into the Agreement; and

     WHEREAS, CMI, Acquisition Corp. and the Company hereby desire to amend the following provisions of the Agreement;

     NOW, THEREFORE, in consideration of the mutual benefits to be derived and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     Section 2.8 of the Agreement is hereby amended in its entirety to read as follows:

          "2.3  Conversion of Shares.  In accordance with the Merger Agreement,
     (a) each share of Acquisition Corp. common stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at and as of the Effective Time into one share of common stock of the Company, and
     (b) each share of capital stock of the Company issued and outstanding immediately prior to the Effective Time (except those shares which are Dissenting Company Shares) shall, by virtue of the Merger and without any action on the part of the Holders, be converted at and as of the Effective Time into that number of shares of CMI common stock determined by dividing 3,475,000 (the "Numerator") by the total number of shares of capital stock of the Company outstanding immediately prior to the Closing (including for this purpose any capital stock of the Company issuable under then outstanding options, warrants or other convertible securities) and rounding the quotient thereof off to the nearest ten-thousandth (.0001). The Numerator shall be appropriately adjusted in the event of any stock dividend, stock split or similar change in the capitalization of CMI prior to the Effective Time.

          The Holders shall receive only whole shares of CMI common stock; in lieu of any fractional share of CMI common stock, Holders shall receive in cash the fair market value of such fractional share, valuing CMI common stock at the closing price for such stock on the Nasdaq National Market on the trading day immediately preceding the Closing Date, as reported by Nasdaq."

     This Amendment may be executed in any number of counterparts and delivered pursuant to facsimile transmission, and each such counterpart and facsimile hereof shall be deemed to be an original agreement, but shall together constitute but one Amendment.

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     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the
28th day of April, 1995.

                                          CALIFORNIA MICROWAVE, INC.

                                          By: /s/ PHILIP F. OTTO
                                            ------------------------------------
                                          Name: Philip F. Otto
                                          Title: President

                                          MICROWAVE NETWORKS
                                          INCORPORATED

                                          By: /s/ ARTHUR W. EPLEY, III
                                            ------------------------------------
                                              Arthur W. Epley, III
                                              President

                                          CMI ACQUISITION CORPORATION

                                          By: /s/ DOUGLAS H. MORAIS
                                            ------------------------------------
                                          Name: Douglas H. Morais
                                          Title: President

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